3101 Wilson Boulevard, Suite 700
Arlington, VA
News Release

Contacts:
Brian J. Clark, Chief Financial Officer, Stanley
(703) 310-3236

Lawrence Delaney, Jr., Investor Relations Counsel, Stanley
(703) 739-7410

FOR IMMEDIATE RELEASE

Stanley Reports Second Quarter FY 2007 Financial Results

Highlights:

•	Revenue up 47% to $98.2 million;
•	Bookings for the quarter a record $215 million;
•	Contract backlog up 14% sequentially, 80% year-over-year, to a record $949 million;
•	Diluted EPS of $0.15;
•	YTD operating cash flow of $11.2 million, second quarter DSO of 72 days.

ARLINGTON, VA - November 14, 2006 - Stanley, Inc. (NYSE: SXE), a leading provider of systems integration and professional services to the U.S. federal government, today announced strong financial and operating results for its second quarter of fiscal year 2007 (FY’07) ended September 30, 2006.

The company's performance was driven by revenue growth from new contract wins and the ramping up of existing contracts, as well as programs added by Stanley’s acquisition of Morgan Research Corporation (Morgan) in February 2006. Major new contract awards and recompete wins came in both its Department of Defense (DoD) and Federal Civilian business areas; approximately 70 percent of these awards were won by Stanley’s systems engineering and enterprise integration service offerings.

Second Quarter FY’07 Results:

Revenue for the second quarter of FY’07 was $98.2 million, an increase of 47 percent over second quarter FY’06 revenue of $66.9 million. Organic revenue growth was 22 percent. EBITDA1 was $8.5 million for the quarter, an increase of 40 percent over EBITDA of $6.1 million in the year-ago quarter. EBITDA margin for the second quarter of FY’07 was 8.7 percent compared with 9.1 percent a year earlier. The primary reasons for the decline, which was in line with the company’s internal projections, were higher proposal costs associated with pursuing larger procurements and, to a lesser extent, higher general and administrative costs associated with Stanley’s transition to being a public company. Operating income for the second quarter of FY’07 was $6.9 million, an increase of 29 percent over $5.3 million in the second quarter of FY’06. Operating margin for the second quarter of FY’07 was 7.0 percent compared with 8.0 percent for the second quarter of FY’06. Operating margin declined year-over-year as a result of the aforementioned reasons, as well as the amortization of purchased intangibles related to the acquisition of Morgan and, to a lesser extent, depreciation and amortization costs associated with the company’s new headquarters facility.

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1 EBITDA is a non-GAAP measure that is defined as GAAP net income (loss) plus other expense (income), interest expense, income taxes, and depreciation and amortization. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. EBITDA should not be construed as either an alternative to net income as an indicator of our operating performance or as an alternative to cash flows as a measure of liquidity. Please refer to the table at the end of this release that reconciles GAAP Net Income to EBITDA.

Stanley Reports Second Quarter FY 2007 Financial Results                                                                           2

Net income for the second quarter of FY’07 was $2.4 million, a decrease of 17 percent from second quarter FY’06 net income of $2.9 million. The primary reason for the decline in net income was higher interest expense associated with debt financing the company undertook in the fourth quarter of FY’06 to complete the acquisition of Morgan, as well as a non-cash loss on interest rate swap agreements associated with the debt financing. Diluted earnings per share for the second quarter of FY’07 was $0.15 compared with diluted earnings per share of $0.18 for the second quarter of FY’06.

Contract backlog at September 30, 2006 was $949 million, an increase of 14 percent over first quarter FY’07 contract backlog and up 80 percent over contract backlog at September 30, 2005. Funded backlog was $241 million at September 30, 2006, an increase of 19 percent over first quarter FY’07 funded backlog and up 81 percent over funded backlog at September 30, 2005. Bookings2 for second quarter of FY’07 were $215 million, equating to a strong book-to-bill ratio of 2.2 to 1.

“Stanley delivered exceptionally strong financial results for the September quarter,” stated Phil Nolan, Stanley’s chairman, president and CEO. “Our robust year-over-year second quarter revenue growth, 22 percent of which was organic, demonstrates the success of our strategy in providing full life-cycle support to our federal government customers on mission-essential programs. In addition, our healthy contract backlog, fueled by record contract wins in the September quarter, gives us excellent revenue and earnings momentum as well as visibility for the remainder of fiscal 2007 and beyond.”

Six-Month FY’07 Results:

For the first six months ended September 30, 2006, revenue increased 45 percent to $190.7 million compared with $131.7 million for the same period in FY’06. Organic revenue growth for the first six months of FY’07 was 20 percent. EBITDA for the six-month period ended September 30, 2006 increased 49 percent to $16.2 million compared with $10.9 million for the first six months of FY’06. EBITDA margin for the six months of FY’07 was 8.5 percent compared with 8.3 percent for the same period a year earlier. Income from operations for the first six months of FY’07 was $12.9 million, an increase of 37 percent over operating income of $9.4 million reported a year earlier. Operating margin for the first six months of FY’07 was 6.8 percent compared with 7.2 percent in the first six months of FY’06. Operating margin declined year-over-year primarily as a result of the amortization of purchased intangibles related to the acquisition of Morgan and, to a lesser extent, depreciation and amortization costs associated with the Company’s new headquarters facility.

Net income for the first six months of FY’07 was $4.9 million, a decrease of 7 percent compared to net income for the same period last year of $5.3 million. The primary reason for the decline in net income was higher interest expense associated with debt financing the company undertook in the fourth quarter of FY’06 to complete the acquisition of Morgan, as well as a non-cash loss on interest rate swap agreements associated with the debt financing. Diluted earnings per share for the first six months of FY’07 was $0.30 compared with diluted earnings per share of $0.33 for the first six months of FY’06.

Cash flow from operations for the six months ended September 30, 2006 was $11.2 million. Days Sales Outstanding (DSO) was 72 days for the second quarter FY’07.

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2 Bookings are defined as estimated revenue to be generated over the life of new contracts or contract modifications in the period.

Stanley Reports Second Quarter FY 2007 Financial Results                                                                       3

On October 17, 2006, Stanley completed its initial public offering of 5.3 million shares (6.3 million shares including shares sold by selling stockholders) at a price of $13.00 per share. After full exercise of the underwriters' over-allotment option to purchase an additional 945,000 shares, aggregate net proceeds to the company after underwriting discounts and offering expenses were approximately $72.0 million. On October 23, 2006, the company paid down $61.5 million of long-term debt with proceeds from the offering.

Second Quarter FY’07 Operational Highlights:

•	Bookings totaled a record $215 million;
•	Approximately $100 million of contract awards, or 46%, consisted of new business;
•	Among the new business awards in the second quarter of fiscal year 2007:
o	an aggregate $24.5 million to provide a wide array of IT services to new customers within the U.S. Marine Corps;
o	a one-year, $6.6 million contract, with a six-month option, to provide refurbishment and related logistical readiness support for the Army Field Support Brigade - Europe in Germersheim, Germany;
o
a one-year, $5.3 million contract, with a two-year option, to support the Army Sustainment Command in Rock Island, Illinois, providing a variety of services to assist in multiple materiel and maintenance readiness functions;

•	Stanley won all of its recompeted contracts in the second quarter of fiscal year 2007;
•
Among Stanley’s recompeted contract awards was a $63 million prime follow-on contract, with four option years, awarded by the Joint Strike Fighter Program Office to continue providing end-to-end information technology and information assurance support. The Program Office advances warfighting capabilities for the DoD, providing the U.S. Air Force, Navy, and Marine Corps, as well as many U.S. allies, with the next-generation strike/fighter aircraft.

Outlook:

Based on the company’s current backlog and management's estimate as to future tasking and contract awards, Stanley is issuing guidance for the fiscal year 2007 third quarter and full year. The table below represents management's current expectations about future financial performance, based on information available at this time.

	FQ3 2007 Ending December 31, 2006	Fiscal Year Ending March 31, 2007

Revenue	$98 - $103 million	$388 - $396 million
EBITDA Margin	8.4 - 8.6%	8.5 - 8.6%
Net Income	$1.2 - $1.6 million	$10.1 - $10.7 million
Diluted EPS	$0.06 - $0.07	$0.52 - $0.56
Diluted projected share count	22.1 million	19.6 million

Earnings guidance for 2007 includes the effect of stock option expense in accordance with FAS 123R.

Nolan concluded, “Our strong second quarter performance, recent contract wins, robust pipeline, and demonstrated abilities of the Stanley team to execute for our customers give us confidence in our continued growth.”

Stanley Reports Second Quarter FY 2007 Financial Results                                                                               4

As previously announced, Stanley will conduct a conference call today at 5:00 p.m. EST to discuss fiscal second quarter 2007 results. To obtain the dial-in number, please contact Joelle Pozza at (703) 310-3218. The conference call will be broadcast simultaneously on the Investor Relations page of the company’s website, http://www.stanleyassociates.com. Investors are advised to log on to the website at least 15 minutes prior to register, download and install any necessary audio software. An archive of the webcast will be available for one week following the live event.

About Stanley
Stanley (NYSE: SXE) is a provider of information technology services and solutions to U.S. defense and federal civilian government agencies. Stanley offers its customers systems integration solutions and expertise to support their mission-essential needs at any stage of program, product development, or business lifecycle through five service areas: systems engineering, enterprise integration, operational logistics, business process outsourcing, and advanced engineering and technology. Headquartered in Arlington, VA, Stanley has approximately 2,300 employees at more than 100 locations in the U.S. and worldwide.

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals, financial information or reporting, and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may involve a number of risks and uncertainties, which are described in the company’s filings with the Securities and Exchange Commission. These risks and uncertainties include: changes in federal government procurement laws, regulations, policies and budgets; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); and the important factors discussed in the Risk Factors section of our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 12, 2006, as amended. In addition, the forward-looking statements included in this press release represent our views as of November 14, 2006. We assume no obligation to publicly update or revise any forward- looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Stanley Reports Second Quarter FY 2007 Financial Results                                                                                 5

Consolidated Income Statements
(in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2005	2006	2005	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$66,859	$98,191	$131,686	$190,746

Operating costs and expenses:
Cost of revenues	57,611	84,814	114,581	165,287
Selling, general and administrative	3,183	4,861	6,229	9,212
Amortization of deferred compensation	184	355	339	604
Depreciation and amortization	564	1,306	1,116	2,694
Total operating costs & expenses	61,542	91,336	122,265	177,797
Operating income	5,317	6,855	9,421	12,949

Other income (expense):
Other expense	-	(804)	-	(544)
Interest expense - net	(361)	(2,034)	(699)	(4,179)
Total other expenses	(361)	(2,838)	(699)	(4,723)

Income before taxes	4,956	4,017	8,722	8,226

Provision for income taxes	2,051	1,595	3,447	3,320

Net income	$2,905	$2,422	$5,275	$4,906

Earning per share:
Basic	$0.20	$0.16	$0.37	$0.34
Diluted	$0.18	$0.15	$0.33	$0.30

Weighted average shares:
Basic	14,415	14,684	14,338	14,551
Diluted	16,159	16,533	16,071	16,435

Stanley Reports Second Quarter FY 2007 Financial Results                                                                               6

Condensed Balance Sheets
(in thousands)

	As of March 31, 2006	As of September 30, 2006
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	-	$43
Accounts receivable - net	81,732	79,130
Prepaid and other current assets	2,196	4,322
Total current assets	83,928	83,495
Total Assets	$199,903	$197,373

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$10,409	$673
Current portion of long term note	1,000	1,000
Note payable - net of current portion	99,000	98,500
Total liabilities	157,514	148,826
Total stockholders’ equity	42,389	48,547
Total liabilities and stockholders’ equity	$199,903	$197,373

Stanley Reports Second Quarter FY 2007 Financial Results                                                                               7

STANLEY, INC. AND SUBSIDIARIES
Net Income to EBITDA Reconciliation
(in thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income	$2,905	$2,422	$5,275	$4,906
Provision for income taxes	2,051	1,595	3,447	3,320
Interest expense - net	361	2,034	699	4,179
Other expense	-	804	-	544
Depreciation and amortization	564	1,306	1,116	2,694
Amortization of deferred compensation	184	355	339	604
EBITDA	$6,065	$8,516	$10,876	$16,247

Stanley Reports Second Quarter FY 2007 Financial Results                                                                               8

Reconciliation Between Total Revenue Growth and Organic Revenue Growth (in thousands)
(Unaudited)

	Three Months Ended September 30,
	2005	2006	Organic Growth
Stanley	66,859	77,062	10,203
Morgan	16,356	21,129	4,773
Total	83,215	98,191	14,976

		Base	66,859

		Increase	22%

	Six Months Ended September 30,
	2005	2006	Organic Growth
Stanley	131,686	149,634	17,948
Morgan	32,113	41,112	8,999
Total	163,799	190,746	26,947

		Base	131,686

		Increase	20%

Organic revenue growth, as presented, measures revenue growth adjusted for the impact of acquisitions. Stanley believes that this non-GAAP financial measure provides useful information because it allows investors to better assess the underlying growth rate of the company's existing business. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

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